LIMITED POWER OF ATTORNEY

TO EXECUTE REGISTRATION STATEMENTS

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay R. Kemmerer as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to execute post-effective amendments to the Registration Statement on Form N-1A of the Penn Street Fund, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Limited Power of Attorney shall remain in full force and effect until rescinded, in writing, by the undersigned.

Given and signed on this 16th day of February, 2010.

By: ____________________________

       Raymond Melcher